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                                                                   EXHIBIT 3-(a)

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SOUTHERN NATURAL GAS COMPANY


                 (ORIGINALLY INCORPORATED ON OCTOBER 30, 1935)

FIRST:The name of the corporation is SOUTHERN NATURAL GAS COMPANY.

SECOND:The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD:The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:The total number of shares which the Corporation shall have the authority to issue is one thousand (1,000), all of which are to be Common Stock of the par value of Three Dollars and Seventy-five Cents ($3.75) per share.

FIFTH:The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders

     (a) To make, alter, amend, change, or repeal the By-Laws of the Corporation other than By-Laws made by the stockholders which provide otherwise for their alteration, amendment, change or repeal, but any By-Laws may be altered, amended, changed or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, change or repeal is included in the notice of such meeting.

     (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

(4) At any special meeting of stockholders of the Corporation the notice of which shall state that the removal of a director or directors and the filling of a vacancy or vacancies are among the purposes of the
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meeting, the holders of the Common Stock by vote of a majority of the outstanding shares thereof, may remove any director and, by vote of a majority of the shares of Common Stock present in person or by proxy may fill any vacancy caused by such removal.

(5) The annual meeting of stockholders of the Corporation shall be held each year at such time as shall be specified in the By-Laws. At such annual meeting, or at such adjournment thereof as may be taken pursuant to the By-Laws, the Board of Directors of the Corporation shall be elected to hold office until the next succeeding annual meeting of stockholders and until the election and qualification of their respective successors in office.

(6) At each annual meeting of the stockholders, or at an adjournment thereof, there shall be elected by plurality vote of the outstanding shares of Common Stock an Auditor of the Corporation, who shall hold office until the next annual meeting of stockholders. The Auditor shall be an individual who is a member in good standing of the American Institute of Accountants or (if said Institute shall cease to exist) of its successor or an organization of comparable standing, or shall be a co-partnership a majority of whose members are members in good standing of said Institute or its successor or comparable organization as aforesaid; and shall in any event have rendered audit reports for at least five corporations or associations each having at the time of such reports assets carried on their respective balance sheets at more than $20,000,000. The Auditor shall not be a director of the Corporation, nor an officer or salaried employee thereof. Not later than thirty days prior to the day fixed for the annual meeting of stockholders in any year, the Auditor shall submit a written report by the Auditor as to the balance sheet of the Corporation as at the close of business on the December 31 next preceding the date of such report, as to the surplus account of the Corporation and as to the earnings or income of the Corporation since its organization or since the last preceding report by the Auditor as the case may be. The Corporation shall cause copies of such report to be mailed not later than twenty days prior to the day fixed for such annual meeting to each stockholder of record of the Corporation. The Board of Directors of the Corporation shall cause to be included in the notice given to stockholders of each annual meeting a statement of the name of the individual or co-partnership which the Board of Directors recommends for election as Auditor at such meeting, and also a statement of the name of the Auditor then in office; but no such recommendation by the Board of Directors shall be binding upon the stockholders. The Board of Directors shall cause a copy of such notice to be mailed to the existing Auditor at the same time at which it is mailed or otherwise given to stockholders. No person, other than the Auditor then in office, shall be eligible for election as Auditor at any annual meeting of stockholders unless notice of intention to nominate that person as Auditor has been given by a stockholder to the Corporation not less than ten days before such annual meeting; the Corporation shall promptly mail a copy of such notice to the Auditor then in office. The Auditor shall have the right to attend all meetings of stockholders at which the Auditor or any accounts of the Corporation examined or reported on by the Auditor are considered, and to make any statement or explanation regarding the accounts which the Auditor may desire; but the Auditor shall not be entitled to any vote. The Auditor shall have the right of access to all books, accounts, vouchers and records of the Corporation and may require from its officers such information and explanation as may be necessary for the performance of the duties of the Auditor. The officers and directors of the Corporation may rely upon the accuracy of all reports by the Auditor to the Corporation or its stockholders and will be protected in any action or nonaction by them in good faith in reliance thereon. Semi-annual, quarterly or interim reports shall be made by the Auditor from time to time as may be directed by the Board of Directors of the Corporation. The Board of Directors may fill any vacancy occurring in the office of Auditor, by death, resignation or otherwise, at any time except between the call and final adjournment of an annual meeting of stockholders or of a special meeting of stockholders called for the purpose of removing the Auditor or electing a new Auditor. The Auditor may be removed, and a new Auditor elected to fill the vacancy caused by such removal or otherwise, at any special meeting of the stockholders the notice of which shall include such removal and election as purposes of the meeting, by the vote of a majority of

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the outstanding shares of the Common Stock of the Corporation; a copy of the notice of any such meeting shall be mailed by the Corporation to the Auditor then in office at the same time at which such notice is mailed or otherwise given to stockholders.

(7) In lieu of taking any permissive or requisite action by vote at any annual or special meeting of stockholders, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote upon such action at any such annual or special meeting.

(8) The Board of Directors of the Corporation in its discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

(9) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.

      The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was a director or officer of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Section (9) shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Section (9) shall be a contract right.

      Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was an employee or agent of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.


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      The rights and authority conferred in this Section (9) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

      Neither the amendment nor repeal of this Section (9), nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Section (9), shall eliminate or reduce the effect of this Section (9) in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

 SIXTH:Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SEVENTH:The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

This Restated Certificate of Incorporation only restates and integrates, and does not further amend, the provisions of the Certificate of Incorporation of this Corporation as theretofore amended or supplemented, there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation and there are no amendments herein having the effect of reducing the capital of the Corporation.

IN WITNESS WHEREOF, Southern Natural Gas Company has caused is corporate seal to be hereunto affixed and this certificate, having been duly adopted by the directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, to be signed by William A. Smith, its President, and attested by R. David Hendrickson, its Secretary, this 15th day of March, 1994.

                                        SOUTHERN NATURAL GAS COMPANY

                                        By: /s/ William A. Smith
                                            ---------------------------
                                            William A. Smith, President



                                        Attest: /s/ R. David Hendrickson
                                                -------------------------------
                                                R. David Hendrickson, Secretary




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